Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated 26 February 2014 (30 April  2014 for the consolidating financial information included in Note 43), relating to the consolidated financial statements of The Royal Bank of Scotland Group plc (which report expresses an unqualified opinion and includes an explanatory paragraph stating that Note 43 to the financial statements was added for the inclusion of consolidating financial information in respect of The Royal Bank of Scotland plc in accordance with Regulation S-X Rule 3-10) and the effectiveness of The Royal Bank of Scotland Group plc’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended 31 December 2013, in the following Registration Statements:

F-3 333-184147
F-3 333-184147-01
S-8 333-160220
S-8 333-85208
S-8 333-115726
S-8 333-120980
S-8 333-130558
S-8 333-153673
S-8 333-171227
S-8 333-174641
S-8 333-179967

/s/Deloitte LLP
Deloitte LLP
London, United Kingdom
30 April 2014